BY-LAWS
                                     OF
                             AMSCAN HOLDINGS, INC.

                          ARTICLE I - IDENTIFICATION

      SECTION 1. Identification. The name of the Corporation is Amscan Holdings, Inc.

      SECTION 2. Corporate Seal. Upon the seal of the Corporation shall appear the name of the Corporation and the state and year of incorporation and the words "Corporate Seal."

      SECTION 3. Offices. The registered office of the Corporation shall be located in Wilmington, Delaware. The Corporation may also have offices at such other places, within and without the State of Delaware, as the Board of Directors of the Corporation ("Board") may determine from time to time or the business of the Corporation may require.

                       ARTICLE II - MEETING OF STOCKHOLDERS

      SECTION 1. Place Of Meeting. All meetings of the stockholders of the Corporation shall be held at such place, within or without the State of Delaware, as shall be designated by the Board or the Chairman of the Board, if any, or the President and stated in the notice of the meeting.

      SECTION 2. Annual Meeting. An annual meeting of the stockholders shall be held each year on such date in the first six months of the Corporation's fiscal year as shall be designated by the Board, the Chairman of the Board, if any, or the President, or in the absence of such designation, on the first Tuesday of the seventh month of the fiscal year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, or on such other date following the first six months of the fiscal year as shall be fixed by the Board, the Chairman of the Board, or the President of the Corporation and stated in the notice of the meeting. At such meeting the stockholders shall elect by plurality vote directors to fill the directorships whose terms expire at such meeting and shall transact such other business as may properly be brought before the meeting.

      SECTION 3. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of the stockholders for any purpose or purposes may be called only by the Board, the Chairman of the Board, if any, or the President.

      SECTION 4. Notice Of Meetings. Except as may otherwise be required by law, written notice of each meeting of stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, not less than 10 nor more than 60 days before the date of each meeting, to each stockholder entitled to vote at such meeting by leaving such notice with such stockholder personally or by transmitting such notice with confirmed delivery (including by telegram, telefax or other form of recorded communication, provided that delivery of such notice in written form is confirmed), or by depositing such notice in the mails in a postage prepaid envelope addressed, to such stockholder at such stockholder's address as it appears on the corporate records.

      SECTION 5. Quorum; Adjournment. Except as may otherwise be required by these By-Laws, by the Certificate of Incorporation or by law, the holders of a majority of the


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
 outstanding shares of capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at a meeting of the stockholders.

      If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      SECTION 6. Required Vote. At a meeting of stockholders duly held and at which a quorum is present, the affirmative vote of the holders of at least a majority of the shares represented at such meeting which are entitled to vote on the subject matter shall be the act of the stockholders, except as is otherwise provided by these By-Laws, by the Certificate of Incorporation or by law. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the election of directors.

      SECTION 7. Voting. Each stockholder shall, unless otherwise provided by law or by the Certificate of Incorporation, be entitled to one vote in person or by proxy for each share of capital stock registered to such stockholder.

      SECTION 8. Proxies. Each stockholder entitled to vote at a meeting of



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
 stockholders may authorize another person or persons to act for such stockholder as proxy, such authorization to be in such form as may now or hereafter be permitted by law. However, a proxy shall not be valid after three years from its date of execution, unless otherwise provided in the proxy. Every proxy shall be revocable by the stockholder authorizing it, except in those cases where an irrevocable proxy is permitted by law and the proxy shall state that it is irrevocable.

      SECTION 9. Action Without A Meeting. No action required to be taken, or which may be taken, at a meeting of stockholders, may be taken without a meeting and without a vote, and the power of the stockholders of the Corporation to consent in writing without a meeting and a vote to the taking of any action is expressly denied.

      SECTION 10. List Of Stockholders. The officer or transfer agent who has charge of the stock ledger of the Corporation shall prepare and make, or cause to be prepared or made, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

      SECTION 11. Stockholder Proposals. Any stockholder desiring to submit a proposal for consideration before a meeting of stockholders, including a proposal to nominate one or more candidates for election as directors of the Corporation, shall be required to submit such proposal, together with all other information and material required by applicable law (including without limitation, Section 14 of the Securities Exchange Act of 1934 and the regulations promulgated thereunder relating to proxy solicitations (the "Proxy Rules")), to the Corporation's principal executive office such that it is received at such office not less than 60 nor more than 90 days prior to the proxy solicitation applicable to such meeting, or where such solicitation is not being made, not less than 70 nor more than 90 days prior to the date of the meeting. Notwithstanding the foregoing, to the extent that the Proxy Rules or other applicable law provide for longer advance submission requirements with respect to such a stockholder proposal, such advance submission requirements shall control and supersede the provisions of this Section 11.

      SECTION 12. Inspectors Of Election. At such times as may be required by applicable law, the Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.



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
                       ARTICLE III - BOARD OF DIRECTORS

      SECTION 1. General Powers. Except as otherwise provided by law or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

      SECTION 2. Number, Election And Term Of Office. The Board shall consist of such number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board. At such times as the number of directors comprising the Board of Directors is fixed at three or more directors, the Board shall be divided into three classes, as nearly equal in number as the then total number of members constituting the entire Board of Directors permits, with the term of office of one class expiring each year. The Board of Directors shall determine which of the Corporation's directors will be included in each of the three classes from time to time. The term of office of the directors in each of the first, second and third classes shall initially expire, respectively, at the first, second and third annual meetings next succeeding the filing of the Certificate of Incorporation of the Corporation. Thereafter, each director shall serve, except in the event of death, resignation or removal, for a term of three years and until such director's successor is duly elected and qualified.

      SECTION 3. Resignation; Removal. Any director may resign at any time upon written notice to the Corporation. The holders of a majority of the shares then entitled to vote for the election of directors may remove with cause at any time any director or the entire Board of Directors. No such removal may be effected by such holders without cause.

      SECTION 4. Vacancies. (a) Unless otherwise provided in the Certificate of Incorporation, any vacancy occurring on the Board, including a vacancy resulting from an increase in the authorized number of Directors, may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so chosen by the remaining director or directors to fill a vacancy, shall hold office until the next election of the class for which such director shall have been chosen and until such director's successor shall have been duly elected and qualified.

           (b) If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for a stockholder, may call a special meeting of stockholders, or may apply to the Court of Chancery for a decree summarily ordering an election of directors as provided by law.

      SECTION 5. Compensation Of Directors. The directors may be reimbursed for any expenses of attendance at any meeting of the Board and may receive such other compensation as may be fixed by the Board. No such reimbursement or payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be similarly reimbursed or compensated for attending committee meetings.

                ARTICLE IV - MEETINGS OF THE BOARD OF DIRECTORS

      SECTION 1. Place. The Board may hold meetings, both regular and special, either within or without the State of Delaware.

      SECTION 2. Regular Meetings. An annual regular meeting of the Board shall be held at such time and place as shall be announced at the annual meeting of stockholders or at the last regular meeting of the Board preceding the annual meeting of the stockholders, and no further notice of such meeting to the directors shall be necessary in order to hold the meeting. In the event of the failure to so announce the time and place of such meeting, or in the event that such meeting is not held at the time and place so announced, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board, or as shall be specified in a duly executed waiver of notice thereof. Other regular meetings of the Board may be held without notice at such times and places as the Board or the Chairman or the President of the Corporation shall from time to time determine.

      SECTION 3. Special Meetings. Special meetings of the Board may be called by the Chairman, if any, the President , the Secretary or a majority of the members of the Board on at least two days' notice to each director, given either by mail, by facsimile transmission, telegram or other form of recorded communication or orally, in person or by telephone.

      SECTION 4. Quorum; Required Vote. At all meetings of the Board, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may otherwise be provided by law, by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of the Board, the directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Notice of any such adjournment shall be given to any directors who were not present.

      SECTION 5. Written Consents. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the



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
 Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.

      SECTION 6. Participation In Meetings By Electronic Means. Members of the Board or any committee of the Board may participate in any meeting of the Board or of such committee by means of conference telephone or similar communications equipment provided such equipment enables all persons participating in the meeting to hear one another, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

                     ARTICLE V - COMMITTEES OF THE BOARD

      SECTION 1. Designation. The Board of Directors shall have such standing committees as are provided for in these By-Laws and may, by resolution passed by a majority of the entire Board, constitute one or more standing or special committees of the Board, each such committee to have one or more members. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member, provided that the Board member so appointed shall meet any requirements for committee membership set forth in these By-Laws or in the resolution of the Board constituting the committee. Any such committee shall have and may exercise the powers and authority of the Board in the management of the business and affairs of the



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
 Corporation to the extent provided in these By-Laws or in the resolution of the Board, as in effect from time to time, constituting the committee or dealing with the scope of its powers, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Notwithstanding the foregoing, no such committee shall have any power or authority not permitted by law from time to time, which as of the date of incorporation of the Corporation includes authority to (a) amend these By-Laws or the Certificate of Incorporation, (b) adopt an agreement of merger or consolidation, or (c) recommend to the stockholders the sale, lease or exchange of substantially all of the Corporation's assets or property or a dissolution of the Corporation.

      SECTION 2. Minutes; Removal. Each committee shall keep records of its acts and proceedings and report the same to the Board as and when required. Any member may be removed from a committee, with or without cause, by the affirmative vote of a majority of the Board.

      SECTION 3. Committee Meetings. Meetings of the committees of the Board may be called by the respective chairpersons thereof or by any member of the committee on at least two days' notice, given either by mail, by facsimile transmission, telegram or other form of recorded communication or orally, in person or by telephone. At all meetings of the committee, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting thereof at which a quorum is present shall be the act of the committee, except as may otherwise be set forth in these By-Laws or provided by resolution of the Board.

      SECTION 4. Standing Committees. If and so long as the Corporation has a class of equity security registered pursuant to Section 12 of the Securities Exchange Act of 1934, the



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
 Corporation shall have the following standing committees:

      Compensation Committee. The Compensation Committee shall be composed of at least two directors, at least a majority of whom shall not be officers or employees of the Corporation. The Compensation Committee shall be responsible for approving and recommending as necessary to the Board of Directors the compensation arrangements for key management personnel of the Corporation and the Corporation's subsidiaries and affiliates. The Compensation Committee shall also be responsible for making recommendations to the Board of Directors with respect to the adoption of any incentive compensation, retirement or other similar plans benefiting the directors, officers and other key employees of the Corporation and the Corporation's subsidiaries and affiliates.

      Audit Committee. The Audit Committee shall be composed of two or more directors who are not officers or employees of the Corporation. The Audit Committee shall be responsible for (i) recommending to the Board the firm to be appointed by the Corporation as its independent auditors; (ii) consulting with the Corporation's auditors on the plan of audit; (ii) reviewing with the Corporation's auditors the proposed audited financial statements of the Corporation and its consolidated subsidiaries, and accompanying management letter, if any, and reporting on same to the Board; and (iv) reviewing with the Corporation's auditors periodically the adequacy of the Corporation's internal controls and where necessary, consulting with the Corporation's Chief Financial Officer and other financial personnel regarding same.



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
                ARTICLE VI - EXCEPTIONS TO NOTICE REQUIREMENTS

      SECTION 1. Exception. Whenever notice is required to be given by law, by the Certificate of Incorporation or by these By-Laws to any stockholder to whom (a) notice of two consecutive annual meetings and all notices of meetings during the period between such two consecutive annual meetings, or (b) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such person at the address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver or cause to be delivered to the Corporation a written notice setting forth such person's then current address, the requirement that notice be given to such person shall be reinstated.

      SECTION 2. Waiver Of Notice. Whenever any notice is required to be given by law, by the Certificate of Incorporation, or by these By-Laws, a written waiver of notice, signed by any person entitled to such notice, whether before or after the time stated in the notice, shall be deemed the equivalent of notice to such person. Attendance of a stockholder at a meeting of stockholders or a director at a meeting of the Board or a committee thereof shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-Laws.



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
                            ARTICLE VII - OFFICERS

      SECTION 1. Designation; Election. A President, a Secretary and when deemed necessary by the Board, a chairman of the board, one or more vice presidents, a treasurer and such other officers and assistant officers shall be elected by the Board to hold office until their respective successors are duly elected and qualified or until their earlier resignation or removal. Any number of offices may be held by the same person.

      SECTION 2. Resignation; Removal. Unless otherwise provided in any contract with the Corporation, any officer may resign or be removed at any time. An officer who intends to resign shall give written notice to the Board in care of the Chairman, if any, or the President. Any officer elected by the Board may be removed with or without cause at any time by the Board.

      SECTION 3. Vacancies. A vacancy occurring in any office may be filled for the unexpired portion of the term of office by action of the Board.

      SECTION 4. Chairman Of The Board. The Chairman of the Board, when elected, shall preside at all meetings of the stockholders and Board, discharging the duties incumbent upon a presiding officer. The Chairman shall have and perform such other duties as may from time to time be assigned by the Board.

      SECTION 5. President. Unless otherwise provided by the Board, the President shall be the chief executive officer of the Corporation and in such capacity shall have the general powers and duties of supervision and management of the Corporation. In the absence or non-election of a Chairman, the President shall preside at all meetings of the stockholders and Board. The President shall also have the direction of all other officers, employees and



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
 agents of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The President shall perform such other duties and exercise such other powers as these By-Laws may provide or the Board may assign from time to time.

      SECTION 6. Vice Presidents. Vice Presidents, when elected, shall have the powers and perform the duties as the Board or the President may from time to time assign and shall perform such other duties as may be prescribed by these By-Laws. At the request of the President, or in case of his absence or inability to act, the Vice President designated by the Board or the President, shall perform the duties of the President and, when so acting shall have all the powers of, and be subject to all the restrictions upon, the President.

      SECTION 7. Secretary. The Secretary shall attend all meetings of the stockholders, the Board and any committee of the Board and shall keep true and complete records of the proceedings of such meetings, and shall also file any written consents of the Board and any committees. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and the Board. The Secretary shall also perform such other duties as these By-Laws may provide or the Board or the President may assign from time to time.

      SECTION 8.  Assistant Secretary.   When elected, the Assistant
 Secretary shall have such powers and perform such duties as the President, Secretary or the Board may from time to time assign and shall perform such other duties as may be prescribed by these By-Laws. At the request of the Secretary, or in case of the Secretary's absence or inability to act, the Assistant Secretary shall perform the duties of the Secretary and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

      SECTION 9. Treasurer. The Treasurer shall keep correct and complete records of account showing accurately at all times the financial condition of the Corporation. The



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
 Treasurer shall also act as legal custodian of the corporate funds, and other valuables, including securities, that may come from time to time into possession of the Corporation, and shall promptly deposit all such funds in the name and to the credit of the Corporation in such depositories as may be designated by the Board. Whenever requested by the Board or any committee of the Board, the Treasurer shall furnish a statement of the financial condition of the Corporation and shall perform such other duties as these By-Laws may provide or the Board or the President may assign.

      SECTION 10. Assistant Treasurer. When elected, the Assistant Treasurer shall have such powers and perform such duties as the President, Treasurer or the Board may from time to time assign and shall perform such other duties as may be prescribed by these By-Laws. At the request of the Treasurer, or in case of the Treasurer's absence or inability to act, the Assistant Treasurer shall perform the duties of the Treasurer and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer.

      SECTION 11. Other Officers. Such other officers as are appointed shall exercise such duties and have such powers as the Board may assign.

      SECTION 12. Transfer Of Authority. In case of the absence of any officer of the Corporation or for any other reason that the Board may deem sufficient, the Board may transfer the powers or duties of that officer to any other officer or to any director or employee of the Corporation, provided that a majority of the entire Board approves.



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
                         ARTICLE VIII - CAPITAL STOCK

      SECTION 1. Consideration And Payment. The capital stock may be issued for such consideration as may be fixed from time to time by the Board, provided, however, that the consideration may not be less than the par value of any of such stock having a par value. Payment of such consideration may be made, in whole or in part, (a) in cash, securities or other property of any description, or any interest therein, (b) in labor or services rendered to or for the benefit of the Corporation, or (c) by the payment of that portion of the consideration determined to be capital in the manner specified in either clause (a) or (b) and the balance by delivery of a binding obligation.

      SECTION 2. Certificates Representing Shares. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were



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
 such officer, transfer agent or registrar at the date of issue.

      SECTION 3. Lost Certificates. The Board may direct a new share certificate or uncertificated share to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated share, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct to indemnify it against any claim that may be made against it with respect to the certificate alleged to have been lost, stolen or destroyed or the new certificate or uncertificated share issued in replacement thereof.

      SECTION 4. Transfer Of Securities. The Corporation or its transfer agent shall register a transfer of a certificated security upon presentation for transfer of the security in registered form or an uncertificated security upon presentation of an appropriate instruction to register the transfer, if the terms of the security permit registration in the transferee's name, the endorsement or instruction is made by an appropriate person, reasonable assurance is given that the endorsement is genuine, any applicable law relating to the collection of taxes has been complied with, and after the Corporation or its agent has discharged any duty to inquire into any adverse claims of which the Corporation or agent has notice. Notwithstanding the foregoing, no such transfer shall be effected by the Corporation or its transfer agent if such transfer is prohibited by law, by the Certificate of Incorporation or a by-law of the Corporation or by any contract or agreement to which the Corporation is a party.

      SECTION 5. Record Date. For the purpose of determining stockholders entitled



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
 to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which date shall not precede the date upon which the resolution fixing the record date is adopted, and which date shall not be more than 60 nor less than 10 days before the date of the meeting. If a record date is not fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

      For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

                          ARTICLE IX - GENERAL PROVISIONS

      SECTION 1. Dividends. To the extent permitted by law and subject to any limitations or conditions contained in the Certificate of Incorporation, dividends may be declared by resolution duly adopted by the Board and may be paid in cash, property or in shares of the capital stock of the Corporation.

      SECTION 2. Reserves. Before payment of any dividend, the Board may set aside



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
 out of any funds of the Corporation available for dividends such sum or sums as the Board, in its absolute discretion, may determine as a reserve or reserves to meet contingencies, to equalize dividends, to repair or maintain any property of the Corporation or to serve other purposes conducive to the interests of the Corporation. The Board may modify or abolish any such reserve in the manner in which it was created.

      SECTION 3. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.

                        ARTICLE X - AMENDMENT OF BY-LAWS

      The stockholders or Board may amend or repeal these By-Laws or adopt new By-Laws, provided, however, that any by-law adopted by the Board may be altered or repealed by the stockholders.



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                           ARTICLE XI - INDEMNIFICATION

      SECTION 1. Indemnity. The Corporation shall indemnify, to the maximum extent permitted by applicable law, any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

      SECTION 2. Expenses. Expenses incurred by an officer or director in defending an action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer seeking indemnification to repay such amount in the event that it shall be ultimately determined that such director or officer is not entitled to be indemnified by the Corporation by law or pursuant to these By-Laws. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. The term "expenses," as used in this Article XI, shall include, without limitation, costs of and expenses incurred in connection with or in preparation for litigation, attorneys' fees, judgments, fines, penalties, amounts paid in settlement, excise taxes in respect of any employee benefit plan of the Corporation, and interest on any of the foregoing.

      SECTION 3. Insurance. The Corporation may purchase and maintain insurance



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 on behalf of any such person so serving the Corporation or at the request of the Corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability pursuant to law.

      SECTION 4. Legal Representatives. The indemnification and advancement of expenses provided by this Article XI shall to the fullest extent permitted by Delaware law as in effect from time to time continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

      SECTION 5. Nonexclusivity. The indemnification and advancement of expenses provided by this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

      SECTION 6.  Consolidation Or Merger.  For the purposes of this
 Article XI, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving corporation as such person would if such person had served the resulting or surviving corporation in the same capacity.



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